EXHIBIT 12.1
                                                                    ------------



                          COMPTON PETROLEUM CORPORATION

                              COMPUTATION OF RATIOS


                                                                                          SIX MONTHS JUNE 30,
CANADIAN GAAP:                                    1997     1998    1999     2000     2001       2001     2002
--------------                                    ----     ----    ----     ----     ----       ----     ----
NET EARNINGS BEFORE INCOME TAXES                 6,365   11,068  29,069   76,656   79,214     65,267   24,731
Add:
          Interest expense                         270    1,023   6,939   12,772   12,863      6,284    6,560
          Depletion and depreciation expense     3,896    6,671  20,160   41,767   50,450     23,789   26,427
                                              ----------------------------------------------------------------
EBITDA                                          10,531   18,762  56,168  131,195  142,527     95,340   57,718
                                              ================================================================

RATIO OF EBITDA TO INTEREST EXPENSE

EBITDA                                          10,531   18,762  56,168  131,195  142,527     95,340   57,718
Interest expense                                   270    1,023   6,939   12,772   12,863      6,284    6,560
                                              ----------------------------------------------------------------
EBITDA / Interest expense                         39.0     18.3     8.1     10.3     11.1       15.2      8.8
                                              ================================================================

RATIO OF TOTAL DEBT TO EBITDA

Total debt at end of period                     41,769   93,616 159,714  183,376  230,000    182,000  250,586
EBITDA                                          10,531   18,762  56,168  131,195  142,527     95,340   57,718
                                              ----------------------------------------------------------------
Total debt / EBITDA                                4.0      5.0     2.8      1.4      1.6        1.9      4.3
                                              ================================================================


RATIO OF EARNINGS TO FIXED CHARGES

Fixed charges
          Interest expense                         270    1,023   6,939   12,772   12,863      6,284    6,560
                                              ----------------------------------------------------------------
Total Fixed charges                                270    1,023   6,939   12,772   12,863      6,284    6,560
                                              ================================================================


Earnings
          Earning  before income taxes           6,365   11,068  29,069   76,656   79,214     65,267   24,731
          Add:     Total Fixed charges             270    1,023   6,939   12,772   12,863      6,284    6,560
                                              ----------------------------------------------------------------
                                                 6,635   12,091  36,008   89,428   92,077     71,551   31,291
                                              ----------------------------------------------------------------
EARNINGS /FIXED CHARGES                           24.6     11.8     5.2      7.0      7.2       11.4      4.8
                                              ================================================================


                                                                                          SIX MONTHS JUNE 30,
US  GAAP RECONCILIATION:                          1997     1998    1999     2000     2001       2001     2002
------------------------                          ----     ----    ----     ----     ----       ----     ----
Net earnings before income taxes -  Cdn          6,365   11,068  29,069   76,656   79,214     65,267   24,731
US GAAP adjustments
          Depletion                                 91      640   7,208        0        0          0        0
          Compensation costs                        12       74   1,466    4,484        0          0        0
                                              ----------------------------------------------------------------
Adjusted net earnings before income taxes -  US  6,262   10,354  20,395   72,172   79,214     65,267   24,731

Income taxes (recovery)                          2,594    8,321  13,050   39,291   32,293     17,772   10,233
                                              ----------------------------------------------------------------
NET EARNINGS                                     3,668    2,033   7,345   32,881   46,921     47,495   14,498
                                              ================================================================

Add:
          Interest expense                         270    1,023   6,939   12,772   12,863      6,284    6,560
          Depletion and depreciation expense     3,987    7,311  27,368   41,767   50,450     23,789   26,427
                                              ----------------------------------------------------------------
EBITDA                                          10,519   18,688  54,702  126,711  142,527     95,340   57,718
                                              ================================================================
EBITDA / INTEREST EXPENSE                         39.0     18.3     7.9      9.9     11.1       15.2      8.8
                                              ================================================================

Total Fixed charges                                270    1,023   6,939   12,772   12,863      6,284    6,560
                                              ----------------------------------------------------------------
EARNINGS / FIXED CHARGES                          24.2     11.1     3.9      6.7      7.2       11.4      4.8
                                              ================================================================